UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 17, 2011 (June 14, 2011)
Arch Coal, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or Other	(Commission File Number)	(I.R.S. Employer
Jurisdiction of Incorporation)		Identification No.)
CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 994-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
     On June 15, 2011, pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of May 2, 2011 (as amended, the “Merger Agreement”), among Arch Coal, Inc., a Delaware corporation (the “Company”), Atlas Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and International Coal Group, Inc., a Delaware corporation (“ICG”), Merger Sub was merged with and into the ICG, with ICG continuing as the surviving corporation and as a wholly owned subsidiary of the Company.
Item 1.01 Entry into a Material Definitive Agreement.
     On June 14, 2011, the Company entered into a $2.0 billion revolving credit facility (the “Credit Facility”) pursuant to the terms and conditions of an Amended and Restated Credit Agreement, dated as of June 14, 2011 (the “Credit Agreement”), by and among the Company, the lenders party thereto, PNC Bank, National Association, as administrative agent and Bank of America, N.A., The Royal Bank of Scotland PLC and Citibank, N.A., as co-documentation agents. The Credit Facility has a five-year term. The Company’s obligations under the Credit Facility have been guaranteed by certain of the Company’s subsidiaries. The interest rate on borrowings under the Credit Facility is a floating rate based on either the Base Rate (as defined in the Credit Agreement) or LIBOR. A quarterly nonrefundable commitment fee is payable based upon the amount outstanding under the Credit Facility.
     The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations on the Company and its subsidiaries with respect to indebtedness, liens, investments, mergers and acquisitions, dispositions of assets and transactions with affiliates.
     The Credit Agreement provides for customary events of default, including failure to pay principal or interest when due, failure to comply with covenants, the fact that any representation or warranty made by the Company is false in any material respect, certain insolvency or receivership events affecting the Company and its subsidiaries and a change in control of the Company. For certain events of default, the commitments of the lenders will be automatically terminated, and all outstanding obligations of the Company under the Credit Facility may be declared immediately due and payable.
     The Credit Facility replaces the Company’s existing $760 million revolving credit facility entered into on December 22, 2004 and maturing in March 2013 (as amended from time to time, the “Old Credit Facility”). The Company was in compliance with all applicable financial covenants and other restrictions under the Old Credit Facility as of the effective date of its amendment and restatement (June 14, 2011).
     The foregoing is a summary of the terms and conditions of the Credit Agreement and not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Credit Agreement included as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     As previously announced, pursuant to the terms of the Merger Agreement and upon the terms and conditions thereof, the Company and Merger Sub commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of ICG’s common stock, par value $0.01 per share (the “Shares”), for $14.60 per Share in cash, without interest and subject to applicable withholding taxes (the “Offer Price” or the “Merger Consideration”).
     On June 14, 2011, the Company announced the completion of the Offer which expired at 8:00 a.m., New York City time, on June 14, 2011. According to Computershare Trust Company, N.A., the depositary for the Offer, as of the Offer expiration, a total of approximately 188,388,837 Shares (including 16,672,951 Shares subject to guaranteed delivery procedures) were validly tendered and not properly withdrawn, representing approximately 92.3% of the Shares then outstanding on a non-fully diluted basis and approximately 89.5% Shares on a fully diluted basis (as determined pursuant to the Merger Agreement). On June 14, 2011, the Company announced that Merger Sub had accepted for payment in accordance with the terms of the Offer all Shares that were validly tendered and not withdrawn prior to the expiration of the Offer.
     Also on June 14, 2011, pursuant to the terms of the Merger Agreement, Merger Sub exercised its top-up option (the “Top-Up Option”) to purchase directly from ICG an aggregate number of additional Shares of ICG’s common stock that, when added to the number of Shares already owned immediately prior to the exercise of such option (which for these purposes does not include Shares that were tendered subject to guaranteed delivery procedures), results in Merger Sub, the Company and the Company’s wholly owned subsidiaries owning one Share more than 90% of the then outstanding Shares. Pursuant to the exercise of the Top-Up Option, Merger Sub purchased directly from ICG a total of 120,441,395 newly issued shares of the common stock of ICG (the “Top-Up Option Shares”) at a the Offer Price. Such Top-Up Option Shares, combined with the Shares already owned by Merger Sub, the Company and the Company’s wholly owned subsidiaries, represented one Share more than 90% of the then outstanding Shares. Merger Sub paid the purchase price for the Top-Up Option Shares in cash in the amount of $1,204,413.95 and the remainder by delivery of a promissory note.
     Pursuant to the terms of the Merger Agreement, following the exercise of the Top-Up Option, Merger Sub effected a “short form” merger under Delaware law of Merger Sub with and into ICG, with ICG as the surviving corporation, without the need for a meeting of ICG’s stockholders (the “Merger”). At the effective time of the Merger, 12.01 a.m., Eastern Time, on June 15, 2011, each remaining issued and outstanding Share not tendered in the Offer (other than any Shares held by the Company, ICG (in its treasury) or any of their wholly owned subsidiaries, including Merger Sub) was converted into the right to (a) receive the Merger Consideration or (b) seek appraisal of such Shares under Delaware law. As a result of the Merger, ICG became a wholly owned subsidiary of the Company.
     In connection with the Offer and the Merger, the Company and Merger Sub have paid (or will pay), in the aggregate, approximately $3.0 billion in cash consideration, consisting of (a) borrowings under the Credit Facility, (b) proceeds from the Company’s issuance on June 14, 2011 of $1.0 billion aggregate principal amount of 7.000% senior notes due 2019, (c) proceeds from the Company’s issuance on June 14, 2011 of $1.0 billion aggregate principal amount of 7.250% senior notes due 2021, (d) proceeds from the Company’s issuance on June 8, 2011 of 48.0 million shares of its common stock and (e) cash on hand.
     On June 14, 2011, the Company issued a press release announcing the expiration and completion of the Offer, its intention to exercise the Top-Up Option and its intention to effect the Merger. The full text of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
     On June 15, 2011, the Company issued a press release announcing the completion of the Merger. The full text of the press release is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure set forth under Item 1.01 above is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired
(1)	The audited consolidated balance sheets of ICG as of December 31, 2010 and December 31, 2009, and the related consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows for the years ended December 31, 2010, December 31, 2009 and December 31, 2008, and the report of ICG’s independent registered accounting firm dated February 17, 2011, which were included in ICG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (filed on February 17, 2011), are included as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

(2)	The unaudited condensed consolidated balance sheets of ICG as of March 31, 2011 and December 31, 2010, and the related condensed consolidated statements of operations and cash flows for the three months ended March 31, 2011 and March 31, 2010, which were included in ICG’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 (filed on May 6, 2011), are included as Exhibit 99.4 to this Current Report on Form 8-K and incorporated herein by reference.
(b) Financial Statements of Business Acquired
     The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
(d) Exhibits

Exhibit
Number	Description
10.1
Amended and Restated Credit Agreement, dated as of June 14, 2011, by and among the Company, the lenders party thereto, PNC Bank, National Association, as administrative agent and Bank of America, N.A., The Royal Bank of Scotland PLC and Citibank, N.A., as co-documentation agents.*

99.1	Press release issued on June 14, 2011 (incorporated by reference to Exhibit (a)(5)(K) of the Schedule TO filed by the Company on May 16, 2011, as amended on June 14, 2011).

99.2	Press release issued on June 15, 2011.*

99.3
Audited consolidated balance sheets of ICG as of December 31, 2010 and December 31, 2009, and the related consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows for the years ended December 31, 2010, December 31, 2009 and December 31, 2008 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed on May 31, 2011).

99.4
Unaudited condensed consolidated balance sheets of ICG as of March 31, 2011 and December 31, 2010, and the related condensed consolidated statements of operations and cash flows for the three months ended March 31, 2011 and March 31, 2010 (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K, filed on May 31, 2011).

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH COAL, INC.
By:	/s/ Robert G. Jones
	Name:	Robert G. Jones
	Title:	Senior Vice President — Law, General Counsel and Secretary

Date: June 17, 2011

EXHIBIT INDEX

Exhibit
Number	Description
10.1
Amended and Restated Credit Agreement, dated as of June 14, 2011, by and among the Company, the lenders party thereto, PNC Bank, National Association, as administrative agent and Bank of America, N.A., The Royal Bank of Scotland PLC and Citibank, N.A., as co-documentation agents.*

99.1	Press release issued on June 14, 2011 (incorporated by reference to Exhibit (a)(5)(K) of the Schedule TO filed by the Company on May 16, 2011, as amended on June 14, 2011).

99.2	Press release issued on June 15, 2011.*

99.3
Audited consolidated balance sheets of ICG as of December 31, 2010 and December 31, 2009, and the related consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows for the years ended December 31, 2010, December 31, 2009 and December 31, 2008 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed on May 31, 2011).

99.4
Unaudited condensed consolidated balance sheets of ICG as of March 31, 2011 and December 31, 2010, and the related condensed consolidated statements of operations and cash flows for the three months ended March 31, 2011 and March 31, 2010 (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K, filed on May 31, 2011).

*	Filed herewith.